UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional materials

☐	Soliciting Material Pursuant to § 240.14a-12

GALAXY GAMING, INC.

(Name of Registrant as Specified in Its Charter)

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July 29, 2019

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Galaxy Gaming, Inc. to be held at 9:00 a.m. (local time) on Wednesday, August 28, 2019, at Green Valley Ranch Resort Spa & Casino, 2300 Paseo Verde Parkway, Henderson, Nevada, 89052.

At the meeting, we will be electing five (5) members of our Board of Directors, conducting an advisory vote to approve executive officer compensation and conducting an advisory vote regarding the frequency with which we will schedule advisory votes on approval of executive compensation. Finally, we will be asking our stockholders to ratify the appointment of Piercy Bowler Taylor & Kern as our independent registered public accounting firm. These matters are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Even if you plan to attend the annual meeting in person, we encourage you to vote your shares right away using one of the advance voting methods described in the accompanying materials.

We look forward to seeing you at the annual meeting.

Sincerely,

Todd P. Cravens

President and Chief Executive Officer

The accompanying Proxy Statement is dated July 29, 2019, and is first being mailed to our stockholders on or about July 29, 2019.

GALAXY GAMING, INC.

6767 Spencer Street

Las Vegas, Nevada 89119

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

Notice is hereby given that the annual meeting of stockholders of Galaxy Gaming, Inc. (the “Company”) will be held at 9:00 a.m. (local time) on Wednesday, August 28, 2019, at Green Valley Ranch Resort Spa & Casino, 2300 Paseo Verde Parkway, Henderson, Nevada, 89052, for the following purposes:

1.	To elect five (5) members of the Company’s Board of Directors to serve for the ensuing year and until their respective successors are duly elected and qualified.

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

3.	To approve, on an advisory basis, the frequency with which the Company holds advisory votes regarding the compensation of the Company’s named executive officers.

4.	To ratify the appointment of Piercy Bowler Taylor & Kern as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

5.	To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on July 17, 2019 are entitled to receive notice of and to vote at the meeting and any adjournment thereof. A list of the holders will be open to the examination of stockholders for ten days prior to the date of the meeting, between the hours of 9:00 a.m. and 5:00 p.m., at the office of the Corporate Secretary of the Company at 6767 Spencer Street, Las Vegas, Nevada 89119 and will be available for inspection at the meeting itself.

To obtain directions to attend the meeting and vote in person, please telephone the Company at (702) 939-3254.

Whether you plan to be personally present at the meeting or not, we encourage you to submit your vote by proxy as soon as possible using one of the advance voting methods (see page 1 of the accompanying Proxy Statement for additional details).

This Proxy Statement and the enclosed form of proxy are being mailed starting on or about July 29, 2019.

By Order of the Board of Directors

Harry C. Hagerty

Chief Financial Officer,

Treasurer and Corporate Secretary

Dated: July 29, 2019

GALAXY GAMING, INC.

6767 Spencer Street

Las Vegas, Nevada 89119

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Galaxy Gaming, Inc. (“Galaxy Gaming,” the “Company,” “we” or “us”) of proxies to be voted at the annual meeting of stockholders to be held at 9:00 a.m. (local time) on Wednesday, August 28, 2019, at Green Valley Ranch Resort Spa & Casino, 2300 Paseo Verde Parkway, Henderson, Nevada, 89052, and any adjournment or postponement of the meeting, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

Notice and Access to Proxy Materials

We expect our proxy materials, including this Proxy Statement and our 2018 Annual Report, to be mailed starting on or about July 29, 2019

Stockholders Entitled to Vote

All stockholders of record at the close of business on July 17, 2019 are entitled to vote at the meeting. At the close of business on July, 17 2019, 17,752,744 shares of common stock were outstanding. Each share is entitled to one vote on all matters that properly come before the meeting.

Voting Procedures

You may vote your shares by proxy without attending the meeting. You may vote your shares by mail signing and returning the proxy card provided.

You may also choose to vote over the Internet in accordance with the voting instructions noted on your proxy card. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. (local Las Vegas time) on August 27, 2019.

If you are the record holder of your shares, you may also vote your shares in person at the meeting. If you are not the record holder of your shares ( i.e. , they are held in “street” name by a broker, bank or other nominee), you must first obtain a proxy issued in your name from the record holder giving you the right to vote the shares at the meeting.

Voting Matters

Stockholders are being asked to vote on the following matters at the annual meeting:

Proposal	Board’s Recommendation
Proposal 1: Election of Directors (page 4)	FOR each Nominee

The Board believe that the five (5) director nominees possess a combination of qualifications, experience and judgment necessary for a well-functioning Board and the effective oversight of the Company.

Proposal 2: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers (page 15)	FOR

The Company has designed its executive compensation program to attract and retain executive talent, foster excellent business performance and align compensation with the long-term interests of our stockholders. The Board and Compensation Committee value stockholders’ opinions and will take into account the outcome of the advisory vote when considering future executive compensation decisions.

Proposal 3: Approval, on an Advisory Basis, of the Frequency with which the Company will Seek an Advisory Vote regarding Compensation of the Company’s Named Executive Officers (page 16)	3 YEARS

Proposal No. 3 affords stockholders the opportunity to cast an advisory vote on how often we should include a say-on-pay proposal in our proxy materials for future annual stockholder meetings or any special stockholder meeting for which we must include executive compensation information in the proxy statement for that meeting (a “say-on-pay frequency proposal”). Under this Proposal No. 3, stockholders may vote to have the say-on-pay vote every year, every two years, or every three years.

Proposal 4: Ratification of the Appointment of Piercy Bowler Taylor & Kern as the Company’s Independent Registered Public Accounting Firm (page 17)	FOR

The Board has appointed Piercy Bowler Taylor & Kern to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019. As a matter of good corporate governance, stockholders are being asked to ratify the appointment of Piercy Bowler Taylor & Kern.

All valid proxies received prior to the meeting will be voted in accordance with the instructions specified by the stockholder. If a proxy card is returned without instructions, the persons named as proxy holders on your proxy card will vote in accordance with the above recommendations of the Board.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

Changing Your Vote

A stockholder may revoke a proxy at any time prior to its being voted by delivering written notice to the Corporate Secretary of the Company, by delivering a properly executed later-dated proxy, or by voting in person at the meeting.

Quorum

The presence, in person or by proxy (regardless of whether the proxy has authority to vote on all matters), of the holders of not less than fifty percent (50%) of the shares entitled to vote at the meeting constitutes a quorum for the transaction of business.

Vote Required

Assuming a quorum is present, directors will be elected (Proposal 1) by a plurality of the votes cast in person or by proxy at the meeting.

Proposal 2 (“say on pay”) and Proposal 4 (Ratification of Accountants) require the affirmative vote of a majority of the votes cast at the meeting.

Proposal 3 (“say on frequency”) will be determined by a plurality of the votes cast, which means that the option receiving the highest number of affirmative votes will be determined to be the preferred frequency.

Effect of Withheld Votes or Abstentions

If you vote “WITHHOLD” in the election of directors or vote “ABSTAIN” (rather than vote “FOR” or “AGAINST”) with respect to any other proposal, your shares will count as present for purposes of determining whether a quorum is present. A “WITHHOLD” vote will have no effect on the outcome of the election of directors (Proposal 1), and an “ABSTAIN” vote will not be counted as a vote cast and will accordingly have no effect on the outcome of the other proposals (Proposals 2, 3 and 4).

Effect of Broker Non-Votes

A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power on that item and has not received specific instructions from the beneficial owner. If any broker “non-votes” occur at the meeting, the broker “non-votes” will count for purposes of determining whether a quorum is present but will not have an effect on any proposals presented for your vote. A broker or other nominee holding shares for a beneficial owner may not vote these shares with respect to the election of directors (Proposal 1), advisory vote on approval of named executive officer compensation (Proposal 2) or the advisory vote on “say on frequency” of executive compensation advisory votes (Proposal 3) without specific instructions from the beneficial owner as to how to vote with respect to such proposals. Brokers and other nominees will have discretionary voting power to vote without instructions from the beneficial owner on the ratification of the appointment of our independent registered public accounting firm (Proposal 4) and, accordingly, your shares may be voted by your broker or nominee on Proposal 4 without your instructions.

Contact for Questions About this Proxy Statement

If you have additional questions about this Proxy Statement or the meeting, please contact Kingsdale, our proxy solicitor, by telephone at (866) 229-8214 (stockholders) and (416) 867-2272 (banks and brokerage firms), or by email at contactus@kingsdaleadvisors.com.

Kingsdale Advisors

745 Fifth Avenue, 5th Floor

New York, NY 10151

Banks and Brokerage Firms Call: 416-867-2272

Shareholders Call Toll Free: 1-866-229 8214

Email: contactus@kingsdaleadvisors.com

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is elected by our stockholders to oversee the management of the business and affairs of the Company. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved for or shared with stockholders. The Board appoints our executives, who are charged with conducting the business and affairs of the Company, subject to oversight by the Board.

Nominees for Election

The Board has nominated for election as a director to the Board the five (5) persons named below to serve for a one-year term until the next annual meeting of stockholders of the Company and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Except for Mr. Michael Gavin Isaacs, each of the director nominees served as a director during 2018 and all of them are presently serving as directors. Additionally, except for Mr. Isaacs, each of the director nominees was previously elected to the Board by our stockholders. Mr. Isaacs was elected to the Board by the other members of the Board on June 4, 2019.

The Board recommends that you vote in favor of the election of each of the nominees named below as directors of the Company for the ensuing year, and the persons named as proxies on the enclosed proxy card will vote the proxies received by them for the election of each of the nominees unless otherwise specified on those proxy cards. All of the nominees have indicated a willingness to serve as directors. However, if any nominee becomes unavailable to serve before the election, proxies may be voted for a substitute nominee selected by the Board, or the Board may decide to reduce the number of directors.

The name, age (as of July 17, 2019), business experience and certain other information regarding each of the nominees for director are set forth below.

Name	Age	Position with the Company	Director Since

Mark A. Lipparelli	53	Director (Chairman)	2017

Norm DesRosiers	70	Director	2014

William A. Zender	64	Director	2014

Bryan W. Waters	57	Director	2015

Michael Gavin Isaacs	55	Director	2019

Mark A. Lipparelli was appointed to our Board and as our Chairman on July 26, 2017. Mr. Lipparelli currently serves as the Chief Executive Officer of Gioco Ventures, a strategic advisory and product development firm serving the gaming, investment, technology and entertainment industries around the globe, a position he has held since 2007. Mr. Lipparelli also formerly represented State Senate District 6 in the Nevada Legislature, having been appointed to the post in December 2014, and served on various Senate committees. Mr. Lipparelli has also been an appointee to the Nevada Gaming Policy Committee. Between 2002 and 2007, Mr. Lipparelli served in various executive management positions at Bally Technologies, Inc., a gaming technology supply company listed on the NYSE, including as Executive Vice President of Operations. Prior to joining Bally, Mr. Lipparelli served as Executive Vice President and then President of Shuffle Master, Inc., a publicly traded gaming supply company, from 2001 to 2003; as Chief Financial Officer of Camco, Inc., a retail chain holding company, from 2000 to 2001; as Senior Vice President of Entertainment Systems for Bally Gaming, Inc. (a subsidiary of publicly traded Alliance Gaming Corporation), from 1998 to 2000; and various management positions including Vice President of Finance for publicly traded Casino Data Systems from 1993 to 1998. Between 2009 and 2012, Mr. Lipparelli served as a Board Member and Chairman of the Nevada State Gaming Control Board. Mr. Lipparelli is a Board Trustee Emeritus of the University of Nevada Foundation, Board Member of the National Center for Responsible Gaming, and member of the International Association of Gaming Advisors and of the International Masters of Gaming Law. Mr. Lipparelli received a bachelor’s degree in finance (1987) and a master’s degree in economics (1993) from the University of Nevada, Reno. Among other qualifications, Mr. Lipparelli brings over 20 years of experience in the gaming industry, including his service as Chief Executive Officer of a strategic advisory and product development firm, various executive management positions at companies serving the gaming industry, his legislative experience with the State Senate and past roles with the Nevada State Gaming Control Board.

Norm DesRosiers is a Director. A veteran of the U.S. Army, Mr. DesRosiers earned a bachelor’s degree in Law and Justice from Central Washington State University in 1975. For the period of 1970 to 1979, Mr. DesRosiers served as a Law Enforcement Sergeant with the Lynnwood, WA Police Department. For the period of 1980 to 1992, Mr. DesRosiers held several positions with Boeing Commercial Aircraft Company. During that period, he also spent several years operating his own private investigation firm. In 1993, Mr. DesRosiers joined the Fort McDowell Gaming Commission in Arizona, enforcing gaming regulatory compliance. In 1994, he joined the San Carlos Apache Tribal Gaming Commission in Arizona as Executive Director, during which time his organization was recognized as a model regulatory agency. In 1998, Mr. DesRosiers became a Commissioner with Viejas Gaming Commission in California, where he wrote ordinances and gaming commission regulations. In 2007, he was appointed by the U.S. Secretary of the Interior to serve on a three-member commission for the National Indian Gaming Commission (NIGC) located in Washington D.C. Most recently in 2010, Mr. DesRosiers joined the San Manuel Tribal Gaming Commission in California as Executive Director and was appointed as Commissioner seven months later. His credentials include serving on the Federal Advisory Committee to the National Indian Gaming Commission for the Development of Environmental, Health and Safety Regulations for Tribal Gaming facilities (2001). He also has written the first technical standards for gaming devices to be adopted in the State of California and has published numerous articles on tribal gaming regulatory subjects. Among other qualifications, Mr. DesRosiers brings to the Board extensive gaming industry experience from industry regulatory organizations.

William A. Zender is a Director. A graduate of the University of Nevada at Las Vegas, Mr. Zender earned a bachelor’s degree in Hotel Administration in 1976 and a Master’s Degree in Business from the University of Phoenix in 2004. For the period of 1979 to 1981, Mr. Zender became an Enforcement Agent with the Nevada Gaming Control Board. In 1982, Mr. Zender performed various consulting services and continued such consulting through various times during his career. In 1988, Mr. Zender became the Asian Games Manager at the famous Desert Inn Casino in Las Vegas until 1989 when he became the Casino Manager for the Maxim Hotel and Casino, also in Las Vegas. In 1991, Mr. Zender was the Games Manager at Artichoke Joe’s Casino in San Bruno, California. Mr. Zender was the Vice President and Owner of the Aladdin Hotel and Casino from 1992 to 1997. In 2005, Mr. Zender became Consultant and Owner of Last Resort Consulting until 2007 at which time he began performing consulting services full time through Bill Zender and Associates, LLC. His credentials include authoring seven books on gambling and gaming management and is currently a monthly contributor to Casino Enterprise Management Magazine. Mr. Zender was awarded the “Lifetime Achievement Award” at the 2014 World Game Protection Conference for his invaluable contributions and generous dedication to the casino industry. Mr. Zender brings to the Board extensive table game industry experience.

Bryan W. Waters is a Director. A graduate of University of California, Los Angeles, Mr. Waters started his career with Wells Fargo Bank in 1988 where he held numerous positions, including President of the Southern Nevada region. In 2001, Mr. Waters became Chief Financial Officer of Camco, Inc., a specialty finance lender with both brick-and-mortar and internet retailing operations. Shortly after his appointment, Mr. Waters also absorbed the roles of President and Chief Operating Officer until the successful sale of the company to Cash America International, Inc. a NYSE listed company. Mr. Waters joined Pacific National Bank in 2006 as President and Chief Executive Officer and was responsible for a privately held $2.3 billion 17 branch bank until its sale to U.S. Bank in October 2009. In 2010, Mr. Waters became Chief Executive Officer of B-Line, LLC, the largest purchaser and servicer of unsecured consumer bankruptcy debt in the country. At the time of its successful sale in late 2011, B-Line owned and serviced in excess of $300 million in assets. In 2012, Mr. Waters founded Magnolia Lane Partners, LLC, which is comprised of former executives of B-Line (an advisory and asset management firm focused primarily in the accounts receivable management industry with a specific focus on purchasing consumer receivables in bankruptcy). Also in 2012, Mr. Waters joined the Board of CBV Collection Services, LTD (“CBV”), a private equity and management owned company and one of the largest independent outsourcing, collection services and debt buying organizations in Canada. In September of 2013, Mr. Waters assumed the role of Chief Executive Officer of CBV and served in that role until its successful sale in June 2015. Mr. Waters served as CEO of North America for Dollar Financial Group leading over 3000 employees through over 850 finance centers from June 2015 through June 2016. Most recently, Mr. Waters served as President and Chief Operating Officer of Genesis Financial Solutions, the largest second look private label credit card issuer in the United States. Mr. Waters is a tenured senior executive and brings to the Board significant experience in finance, commercial banking, capital raising, financial turnaround, strategic and tactical planning and new company start-ups.

Michael Gavin Isaacs is a Director. Mr. Isaacs currently serves as the Non-Executive Chairman of SB Tech. Mr. Isaacs served as Vice Chairman of the Board Scientific Games Corporation between August 2016 and December 2018, and prior to that was President and Chief Executive Officer of Scientific Games from June 2014 until August 2016. He was also a member of the board of directors of Scientific Games from June 2014 through 2018. Prior to 2014 Mr. Isaacs served as Chief Executive Officer of SHFL Entertainment, Inc. and served as Executive Vice President and Chief Operating Officer of Bally from 2006 through 2011. Prior to joining Bally, he held senior roles at Aristocrat Leisure Limited, including Head of Global Marketing and Business Development, Managing Director of Aristocrat’s London-based European subsidiary and President of Aristocrat Technologies, Inc., Aristocrat’s Las Vegas-based subsidiary. Mr. Isaacs previously served as a Trustee 5 and the President of the International Association of Gaming Advisors, and as Vice Chairman of the board of directors of the American Gaming Association. Mr. Isaacs’ qualifications to serve on the Board include more than 20 years’ experience in the gaming and technology industries, including in executive and leadership positions. Mr. Isaacs also brings public company board experience.

Qualifications of Directors

Our directors are responsible for overseeing the management of the Company’s business and affairs, which requires highly skilled and experienced individuals. Our Board does not maintain a separate nominating committee. The entire Board from time to time engages in evaluating the appropriate size and needs of the Board with the objective of maintaining the necessary experience, skills and independence on the Board.

When evaluating director nominees, our directors consider the following factors:

•	The appropriate size of our Board;

•	Our needs with respect to the particular talents and experience of our directors;

•

The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	Experience in political affairs;

•	Experience with accounting rules and practices; and

•	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third-party search firm, if necessary. The Board does not typically consider shareholder nominees because it believes that our current nomination process is sufficient to identify directors who serve our best interests.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE FIVE (5) NOMINEES

Corporate Governance

The Company is committed to good corporate governance, which we believe promotes the long-term interests of our stockholders and strengthens Board and management accountability.

Director Independence. We are not a “listed issuer” within the meaning of Item 407 of Regulation S-K. Applying the definition of independence set forth in Rule 4200(a)(15) of The Nasdaq Stock Market, Inc., we have determined all of our directors are independent directors. This determination, which is made annually, helps assure the quality of the Board’s oversight of management and reduces the possibility of damaging conflicts of interest.

Board Meetings. Including two actions by unanimous written consent, the Board and/or its committees held a total of eleven (11) meetings during 2018, including ten (10) at which executive sessions were held with no members of management present. During 2018, all incumbent directors attended at least 75% of the total number of meetings of the Board and committees of the Board on which they served.

Committees of the Board

Compensation Committee. At a meeting of the Board of Directors on July 8, 2014, the Board approved the creation of a Compensation Committee, and on October 13, 2014, adopted the Compensation Committee Charter (the “Charter”). Pursuant to the Charter, the Compensation Committee is to be comprised of no fewer than two non-employee members of the Board, and the members shall be free from any relationships or conflicts of interest with respect to the Company that would impair the member’s ability to make independent judgments. The members of the Compensation Committee will be appointed by the Board and can be removed by the Board at any time, with or without cause.

The authority and duties of the Compensation Committee include but are not limited to: approving the corporate goals and objectives relating to compensation and bonus incentive structure of the CEO and other executive officers and key employees and any company-wide bonus plans; approving any material grants of equity compensation of more than 100,000 shares of our common stock; retaining and terminating any compensation consultant; and reviewing and assessing the adequacy of the Charter.

The members of the Compensation Committee are currently Mr. Zender (Chairman), Mr. DesRosiers and Mr. Waters.

Corporate Governance Committee. At a meeting of the Board of Directors on July 8, 2014, the Board approved the creation of a Corporate Governance Committee. As of the date of this report, the Board had not finalized the Corporate Governance Committee Charter. The members of the Corporate Governance Committee are currently Mr. DesRosiers (Chairman), Mr. Zender and Mr. Waters.

Audit Committee. We do not have a separately-designated standing audit committee. The entire Board performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions that would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Our board of directors has determined that we have an audit committee financial expert, Mr. Waters, serving on the board of directors. Mr. Waters also qualifies as an independent board member.

Nominating Committee. Our Board does not maintain a nominating committee. As a result, no written charter governs the director nomination process. The size of our Board, at this time, does not require a separate nominating committee.

Board’s Role in Risk Oversight. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management. The Board exercises these responsibilities on an ongoing basis as part of its meetings. The Board’s consideration of the Company’s strategies and other matters presented to the Board, including financial matters, investments, acquisitions and divestitures, inherently include a systematic review of risk. The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for managing the Company’s risk exposure, and the Board and its committees providing oversight of those efforts.

The Company has implemented internal processes and controls to identify and manage risks and to communicate with the Board regarding risk management. These include suitability reviews of customers, partners, vendors and other persons/entities with which the Company does business, an internal and external audit process, internal approval and signature authority processes and legal department or outside counsel review of material contracts. In connection with these processes and controls, management regularly communicates with the Board, Board committees and individual directors regarding identified risks and the management of these risks, and individual directors often communicate directly with senior management on matters relating to risk management.

In part to further the distinction between management’s day to day role in operating the Company and the Board’s oversight function, the Company maintains separation between the Company’s executive officer functions and service on the Board.

Stockholder Communications with Directors. Stockholders may communicate with the Board or an individual director by sending a letter to the Board or to a director’s attention care of the Corporate Secretary of the Company at Galaxy Gaming, Inc., 6767 Spencer Street, Las Vegas, Nevada 89119. The Corporate Secretary will open, log and deliver all such correspondence (other than advertisements, solicitations or communications that contain offensive or abusive content) to directors on a periodic basis, generally in advance of each Board meeting.

Attendance at Stockholders’ Meetings. The Company encourages directors to attend the stockholders’ meeting. The Company believes at least four of the current directors will attend this year’s annual meeting.

Board Interlocks and Insider Participation. None of the Board members (i) has ever been an officer or employee of the Company or (ii) was a participant in a Related Person Transaction (as defined in “Certain Relationships and Related Person Transactions”) in 2018. None of the Company’s executive officers serves, or in 2018 served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving, or who in 2018 served, as a member of the Company’s Board of Directors.

Code of Ethics. The Company has not adopted a Code of Ethics for Financial Executives, which would include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Director Compensation

The following describes the compensation paid to each of our directors in 2018. None of our directors served as executive officers of the Company during 2018. Mr. Isaacs was not a director during 2018.

	DIRECTOR COMPENSATION
Name	Fees earned or paid in cash	Stock awards	Option awards	Non-equity incentive plan compensation	Non-qualified deferred compensation earnings	All other compensation	Total
Mark A. Lipparelli (1)	$90,000	$232,400	—	—	—	—	$322,400
Robert B. Saucier (2)	—	—	—	—	—	—	—
Norm DesRosiers (3)	$43,000	$64,220	—	—	—	—	$107,220
William A. Zender (4)	$41,000	$64,220	—	—	—	—	$105,220
Bryan Waters (5)	$41,000	$64,220	—	—	—	—	$105,220

(1)

Mr. Lipparelli was appointed as the Chairman of the Board effective July 26, 2017 and the Board authorized the issuance of 800,000 restricted shares of our common stock, which shares vest as follows: (i) as to the first 200,000 shares, on August 31, 2017, (ii) as to the next 200,000 shares, on January 2, 2018, and (iii) as to the next 400,000 shares, on January 2, 2019. The fair value of shares vested on January 2, 2018 was $232,400 using trading price of our stock on that day. We also provide Mr. Lipparelli annual cash compensation of $90,000 paid in monthly installments.

(2)

Mr. Saucier served as a member of the Board until November 5, 2018, when he submitted his resignation effective immediately. He did not receive any cash compensation from us for his service on the Board.

(3)

Mr. DesRosiers was appointed to the Board effective March 1, 2014. We provided Mr. DesRosiers annual cash compensation of $43,000 paid in monthly installments. During the year ended December 31, 2018, Mr. DesRosiers also received 52,000 shares of our restricted common stock in quarterly installments valued at $64,220 using the grant date trading price of our stock. The shares vested immediately on grant date.

(4)

Mr. Zender was appointed to the Board effective June 1, 2014. We provided Mr. Zender annual cash compensation of $41,000 paid in monthly installments. During the year ended December 31, 2018, Mr. Zender also received 52,000 shares of our restricted common stock in quarterly installments valued at $64,220 using the grant date trading price of our stock. The shares vested immediately on grant date.

(5)

On March 30, 2015, Mr. Waters was appointed to the Board, effective April 1, 2015. We provided Mr. Waters annual cash compensation of $41,000 paid in monthly installments. During the year ended December 31, 2018, Mr. Waters also received 52,000 shares of our restricted common stock in quarterly installments valued at $64,220 using the grant date trading price of our stock. The shares vested immediately on grant date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) beneficial ownership reporting compliance. Section 16(a) of the Exchange Act required our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater than ten percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us during or with respect to the year ended December 31, 2018, the following Form 4 reports were not timely filed: Messrs. DesRosiers, Waters and Zender, April 5, 2018.

SECURITY OWNERSHIP

The following table sets forth, as of July 17, 2019, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of our common stock and by the executive officers and directors as a group. Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law). The percentages are based upon 17,752,744 shares outstanding as of July 17, 2019.

Name of beneficial owner	Amount of beneficial ownership	Percent of class
Mark Lipparelli, Director (1)	1,647,250	9.28%
Norm DesRosiers, Director (2)	560,133	3.16%
William A. Zender, Director (3)	518,467	2.92%
Bryan Waters, Director (4)	426,800	2.40%
Michael Gavin Isaacs, Director (5)	81,200	0.46%
Todd Cravens, President and Chief Executive Officer (6)	962,500	5.42%
Harry Hagerty, Chief Financial Officer (7)	593,500	3.34%

Total of All Directors and Executive Officers (7 persons):	4,789,850	27.44%

(1)

Mr. Lipparelli holds options to purchase 150,000 shares of our common stock which are exercisable within 60 days of July 17, 2019. In addition, as of July 17, 2019, Mr. Lipparelli held 1,497,250 shares of our common stock as trustee of the Mark A. Lipparelli Trust.

(2)

Mr. DesRosiers holds options to purchase 350,000 shares of our common stock which are exercisable within 60 days of July 17, 2019. In addition, as of July 17, 2017, Mr. DesRosiers held 210,133 shares of our common stock.

(3)

Mr. Zender holds options to purchase 350,000 shares of our common stock which are exercisable within 60 days of July 17, 2019. In addition, as of July 17, 2017, Mr. Zender held 168,467 shares of our common stock.

(4)

Mr. Waters holds options to purchase 275,000 shares of our common stock which are exercisable within 60 days of July 17, 2019. In addition, as of July 17, 2017, Mr. Waters held 151,800 shares of our common stock in his own name or as trustee of the Bryan and Karen Waters Family Trust.

(5)	Mr. Isaacs holds 75,000 shares of our common stock which vest in equal installments on June 3, 2020, 2021 and 2022. In addition, as of July 17, 2019, Mr. Isaacs held 6,200 shares of our common stock.
(6)

Mr. Cravens holds options to purchase 950,000 shares of our common stock, 516,667 of which are exercisable within 60 days of July 17, 2019. In addition, as of July 17, 2019, Mr. Cravens held 12,500 shares of our common stock.

(7)

Mr. Hagerty holds options to purchase 580,000 shares of our common stock, 300,000 of which are exercisable within 60 days of July 17, 2019.    In addition, as of July 17, 2019, Mr. Hagerty held 1,000 shares of our commons stock in his IRA and held 12,500 shares as trustee of the HCH 2010 Revocable Trust.

EXECUTIVE COMPENSATION

Compensation discussion and analysis. Our current executive compensation system consists of cash, stock and/or stock options compensation to the executive officers, who are primarily responsible for the day-to-day management and continuing development of our business.

Summary compensation table. The table below summarizes all compensation awarded to or earned by our current executive officers for each of the last two completed fiscal years:

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan ($)	Nonqualified deferred earnings ($)	All other compensation ($) (1)	Total ($)
Todd P. Cravens (1)(2)	2018	$238,461	$238,461	—	$183,218	—	—	$16,286	$676,426
Chief Executive Officer	2017	$204,625	$103,542	—	$265,390	—	—	$13,548	$587,105

Robert B. Saucier (1)	2017	$229,548	$112,500	—	—	—	—	$44,624	$386,672
Former Chief Executive Officer

Harry C. Hagerty (1)(3)	2018	$198,462	$198,462	—	$131,917	—	—	$18,549	$547,390
Chief Financial Officer	2017	$78,385	$54,082	—	$160,185	—	—	$2,935	$295,587

(1)

For our executives, all other compensation includes standard benefits such as health insurance premiums and contributions to a deferred contribution plan (“401k”). Mr. Saucier’s amount includes a portion of the expense of the vehicle we provided for him.

(2)

The value of Mr. Cravens’ option awards is based on their grant date fair value. See Note 3 to our audited financial statements in Item 8. “Financial Statements and Supplementary Data” for further information about the methodology of the fair value calculation. During the year ended December 31, 2018 and 2017, Mr. Cravens was granted options to purchase 250,000 shares and 550,000 shares of our common stock, respectively.

(3)

The value of Mr. Hagerty’s option awards is based on their grant date fair value. During the year ended December 31, 2018 and 2017, Mr. Hagerty was granted options to purchase 180,000 shares and 400,000 shares of our common stock, respectively.

Outstanding equity awards at fiscal year-end table. The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Todd P Cravens, CEO	333,333	466,667	—	$0.60 - $1.1875	1/3/2022, 8/1/2022 and 10/12/2023	—	—	—	—
Harry C. Hagerty, CFO	200,000	380,000	—	$0.60 - $1.1875	5/1/2022 and 10/12/2023	—	—	—	—

Employment Agreements; Severance and Change in Control Arrangements

We typically enter into employment agreements with our executive officers. The agreements specify duties and minimum compensation commitments. The agreements also provide for severance benefits in certain circumstances and impose restrictive covenants that relate to, among other things, confidentiality and competition.

On May 1, 2017, the Company entered into an employment agreement with Harry C. Hagerty. The term of the Agreement continues through April 30, 2020. Pursuant to the agreement, as amended since its execution, Mr. Hagerty receives a base salary of $200,000 and is eligible for bonuses if and as approved by the Board. In addition, pursuant to the Agreement, Mr. Hagerty was granted an option to purchase 400,000 shares of the Company’s common stock at a price per share of $0.60, subject to vesting and other conditions. In the event Mr. Hagerty is terminated without cause or terminates his employment for good reason, he would be entitled to salary continuation and continuation of certain benefits for an additional one year.

On July 26, 2017, the Company entered into an employment agreement with Todd Cravens. The term of the Agreement continues through July 26, 2020. Pursuant to the employment agreement, Mr. Cravens is paid an annual base salary of $250,000 and is eligible for bonuses if and as approved by the Board. In addition, pursuant to the agreement, Mr. Cravens was granted (i) options to purchase up to 450,000 shares of our common stock, at a price per share of $0.76 which vest in equal amounts on July 27, 2017, August 1, 2018 and August 1, 2019, and (ii) options to purchase 150,000 shares of our common stock at a price per share of $1.90 which will vest on August 1, 2020. In the event Mr. Cravens is terminated without cause or terminates his employment for good reason, he would be entitled to salary continuation and continuation of certain benefits for an additional one year.

PROPOSAL 2

APPROVAL, ON AN ADVISORY BASIS, OF THE

COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our shareholders have the opportunity to cast an annual advisory vote to approve the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, the compensation tables, and the narrative disclosures that accompany the compensation tables (a “say-on-pay proposal”).

Our executive compensation program is designed to be simple, effective, and link pay to performance. It reflects the size, scope, and success of our business, as well as the responsibilities of our named executive officers. We believe our compensation program appropriately rewards performance and is aligned with the long-term interests of our shareholders.

We value the feedback provided by our shareholders. We have discussions with many of our shareholders on an ongoing basis regarding various corporate governance topics, including executive compensation, and we make every effort to take into account the views of shareholders regarding the design and effectiveness of our executive compensation program.

Shareholders are being asked to approve the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules, is hereby approved.

As an advisory vote, this proposal is not binding on the Company, the Compensation Committee or the Board. However, the Board and Compensation Committee value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding named executive officers.

It is expected that the next say-on-pay vote will occur at the 2022 annual meeting of shareholders.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

PROPOSAL 3

ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTES

As described in Proposal No. 2 above, in accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our shareholders have the opportunity to cast an advisory vote to approve the compensation of our named executive officers. This Proposal No. 3 affords shareholders the opportunity to cast an advisory vote on how often we should include a say-on-pay proposal in our proxy materials for future annual shareholder meetings or any special shareholder meeting for which we must include executive compensation information in the proxy statement for that meeting (a “say-on-pay frequency proposal”). Under this Proposal No. 3, shareholders may vote to have the say-on-pay vote every year, every two years, or every three years.

We believe that say-on-pay votes should be conducted every third year so that our shareholders may periodically express their views on our executive compensation program.

As an advisory vote, this proposal is not binding on the Company or the Board. However, the Board values the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting a say-on-pay vote.

It is expected that the next vote on a say-on-pay frequency proposal will occur at the 2022 annual meeting of shareholders.

Shareholders may cast their advisory vote to conduct advisory votes on executive compensation every “1 Year,” “2 Years,” or “3 Years,” or “Abstain.”

THE BOARD RECOMMENDS A VOTE ON PROPOSAL NO. 3 TO HOLD SAY-ON-PAY VOTES EVERY 3 YEARS (AS OPPOSED TO 1 YEAR OR 2 YEARS).

Vote Required

A plurality of the votes cast for Proposal No. 3 will determine the shareholders’ preferred frequency for holding an advisory vote on executive compensation. This means that the option for holding an advisory vote every 1 year, 2 years, or 3 years receiving the greatest number of votes will be considered the preferred frequency of the shareholders.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF PIERCY BOWLER TAYLOR & KERN

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed Piercy Bowler Taylor & Kern as our independent registered public accounting firm (“independent auditor”) for the fiscal year ending December 31, 2019, and stockholders are being asked to ratify such appointment at the annual meeting.

Representatives of Piercy Bowler Taylor & Kern are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Approval of the proposal to ratify the appointment of the independent auditor requires the affirmative vote of a majority of the votes cast at the meeting. If the appointment is not ratified by stockholders, the Board will reconsider such appointment and may choose in its sole discretion to confirm the appointment of Piercy Bowler Taylor & Kern or to engage a different firm to serve as the Company’s independent auditor.

Fees Paid to our Independent Registered Public Accounting Firm

Aggregate fees billed to us for the fiscal years ended December 31, 2018 and 2017 by our independent auditors, Piercy Bowler Taylor & Kern and its respective affiliates were approximately:

	2018 Fees	2017 Fees
Audit Fees:	$86,500	$120,705
Audit-Related Fees:	—	—
Total Fees:	$86,500	$120,705

The Audit Fees listed above were billed in connection with the audit of our annual consolidated financial statements, the reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q, Sarbanes-Oxley Section 404 attestation, statutory audits of foreign subsidiary financial statements, audits of certain subsidiary financial statements and recurring gaming related regulatory audits and attestation services. The Tax Fees listed above were billed for tax compliance, planning and advice. All Other Fees listed above were billed for services provided in connection with agreed-upon procedures. All of the fees set forth in the table above were pre-approved by the Audit Committee in accordance with the procedures described below.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF

PIERCY BOWLER TAYLOR & KERN AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019

OTHER MATTERS

We are not aware of any matter other than those described in this Proxy Statement that will be acted upon at the annual meeting. In the event that any other matter properly comes before the meeting for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matter.

We will pay the costs of proxy solicitation. Proxies are being solicited primarily by mail, but, in addition, our officers and employees may solicit proxies in person, by telephone or electronically. The Company has also retained Kingsdale Advisors for certain advisory services and to aid in the solicitation of proxies and will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of the Company’s common stock. For these services, the Company will pay Kingsdale Advisors a fee of $16,500 plus reimbursement for reasonable out-of-pocket expenses.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Proxy Statement Proposals

Pursuant to Rule 14a-8 under the Exchange Act, if a stockholder wants to submit a proposal for inclusion in our proxy materials for the 2020 annual meeting of stockholders, it must be received at our principal executive offices, 6767 Spencer Street, Las Vegas, Nevada 89119, Attention: Corporate Secretary, not less than 120 days before the anniversary of the date this Proxy Statement is released to stockholders (i.e., assuming that this Proxy Statement is first mailed to our stockholders on July 29, 2019, the proposal must be received not later than March 29, 2020), unless the date of the 2020 annual meeting of stockholders is more than 30 days before or after August 28, 2020, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. In order to avoid controversy, stockholders should submit proposals by means, including electronic means, which permit them to prove the date of delivery.

Other Proposals and Nominations

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2020 annual meeting of stockholders, stockholders are advised to review our Amended and Restated Bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations.

All proposals should be sent to our principal executive offices at 6767 Spencer Street, Las Vegas, Nevada 89119, Attention: Corporate Secretary.

These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.

A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable rules of the SEC.

Copies of our Amended and Restated Bylaws can be accessed through the SEC’s website or are available by request to the Corporate Secretary at the address set forth above.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By Order of the Board of Directors
Harry C. Hagerty Chief Financial Officer, Treasurer and Corporate Secretary

Dated: July 29, 2019

GALAXY GAMING, INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON AUGUST 28, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Todd Cravens and Harry Hagerty, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Galaxy Gaming, Inc. to be held on Wednesday, August 28, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Mark A. Lipparelli, FOR Norm DesRosiers, FOR William A. Zender, FOR Bryan W. Waters and FOR Michael Gavin Isaacs; and FOR approval of the “Say on Pay” advisory resolution; FOR “Three Years” as the frequency of the “Say on Pay” advisory vote; and FOR the independent auditor pro-posal.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

IMPORTANT—This Proxy must be signed and dated below.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on August 28, 2019 at 9:00 am local time at Green Valley Ranch Resort Spa & Casino, 2300 Paseo Verde Parkway, Henderson, Nevada 89052. The proxy statement and the 2018 Annual Report on Form 10-K are available at www.pstvote.com/galaxygaming2019.

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Galaxy Gaming, Inc. to be held at Green Valley Ranch Resort Spa & Casi-no, 2300 Paseo Verde Parkway, Henderson, Nevada 89052, on August 28, 2019, beginning at 9:00 a.m. local time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4

1. Election of Directors

    Nominees.

		FOR	WITHHOLD

01.	Mark A. Lipparelli	☐	☐
02.	Norm DesRosiers	☐	☐
03.	William A. Zender	☐	☐
04.	Bryan W. Waters	☐	☐
05.	Michael Gavin Isaacs	☐	☐

2. To vote on an advisory resolution to approve Galaxy Gaming’s executive compensation program, commonly referred to as a “say on pay” vote.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3. To vote on an advisory resolution to approve the frequency of Galaxy Gaming’s “say on pay” vote.

☐	1 Year	☐	2 Years	☐	3 Years	☐ ABSTAIN

4. To ratify the appointment of Piercy Bowler Taylor & Kern as Galaxy Gaming’s independent registered public accounting firm for 2019.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Date:

Signature:

Signature:

Title:

Voting Instructions

You may vote your proxy in the following ways:

    Via Internet:

    Login to www.pstvote.com/galaxygaming2019

    Enter your control number (12 digit number located below)

   Via Mail:

Philadelphia Stock Transfer, Inc.

2320 Haverford Rd., Suite 230

Ardmore, PA 19003

CONTROL NUMBER

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m.,

prevailing time, on August 27, 2019.